Second Quarter 2005
Table of Contents

Page
Earnings Release	1 – 3

Financial Highlights	4

Statements of Earnings	5 – 6

Balance Sheets	7

Geographic Distribution by Market	8

Operating Performance Summary	9 – 10

Investment Summaries	11

Development Summary	12

Capitalization Summary	13

Debt Summary	14

Supplemental Information for Net Asset Value Calculation	15

Corporate Headquarters Address:
9200 E. Panorama Circle, Suite 400
Englewood, Colorado 80112
(303) 708-5959

Note: This press release supplement contains certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described within this press release supplement. These financial measures, which include but are not limited to EBITDA, EBITDA Without Gains, Funds From Operations, Funds From Operations with Gains/Losses and Same-Store Sales, should not be considered as an alternative to net earnings or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity.

Information included in this supplemental package is unaudited.

News Release

Contact:	H. Andrew Cantor 800-982-9293 • 303-708-5959
Archstone-Smith Announces Results for the Second Quarter of
2005; Raises Guidance for Remainder of the Year
DENVER — July 26, 2005 — Archstone-Smith (NYSE:ASN) announced net earnings per share (EPS) of $0.27 for the quarter ending June 30, 2005, compared with $0.39 per share for the same period in 2004. The company’s funds from operations (FFO) was $0.46 per share in the second quarter of 2005, compared with $0.51 per share during the second quarter of 2004. Second quarter 2005 FFO with gains/losses, which includes gross gains from asset sales, was $0.49 per share, compared with $0.59 per share in the second quarter of 2004. The company’s earnings this quarter were lower than one year ago principally due to lower profits from the sale of assets. As a result of the company’s outperformance relative to its second quarter guidance and positive outlook for the rest of the year, Archstone-Smith is raising its 2005 EPS guidance to $1.50 — $1.70 per share and its 2005 FFO guidance to $1.94 — $2.01 per share.
Same-store Portfolio Performance Continues to Have Positive Momentum
“Our core markets continue to improve, with same-store revenue growth accelerating in each of the last five quarters,” said R. Scot Sellers, chairman and chief executive officer. “We are very excited about the accelerating growth in our operating portfolio.” Archstone-Smith’s same-store revenues increased 2.9% in the second quarter of 2005. The New York City metropolitan area, Southeast Florida, Southern California and the Washington, D.C. metropolitan area produced second quarter same-store revenue growth of 6.9%, 4.5%, 3.0% and 2.9%, respectively. Archstone-Smith’s same-store net operating income (NOI) was up 2.2% in the second quarter.
Strategic Acquisitions and Developments Bolster Company’s Presence in Its Core Markets
“We continue to focus on further improving our already outstanding portfolio each and every year,” said Mr. Sellers. “Our locally based investment professionals do a fantastic job of identifying opportunities to purchase and develop exceptional assets in our core markets before they are offered to the broad market. This allows us to create significant incremental value for our shareholders by adding incredibly well-located assets at very attractive yields.”
Year-to-date, Archstone-Smith has acquired $250 million in apartment communities in its core markets, including Archstone Fox Plaza, a 444-unit high-rise in downtown San Francisco. In addition, Archstone-Smith began its first development in Manhattan: The Mosaic, a 627-unit community in the very desirable Clinton neighborhood. As of today, the company has 5,393 units, representing a total expected investment of $1.6 billion, under construction, including Ameriton and joint ventures, in markets that include midtown Manhattan, downtown Boston, downtown Washington, D.C. and coastal Southern California. The company’s current development pipeline totals $2.5 billion, including Ameriton and joint venture communities under construction and in planning.
—more—

Archstone-Smith Announces 2Q05 Results

Earlier this year, Archstone-Smith announced that it will acquire a $1.6 billion portfolio of apartment communities from Oakwood Worldwide, the largest global provider of corporate housing. Archstone-Smith is scheduled to close on 25 communities in the portfolio later this week, representing 8,228 units and a total expected investment of $1.1 billion, with the remaining communities expected to close later this year or in the first half of 2006. This strategic transaction further strengthens Archstone-Smith’s dominant ownership position in many of its most exclusive and desirable submarkets. “This acquisition is consistent with our objective to improve the quality of our portfolio with every investment we make,” said Mr. Sellers. “We look forward to closing this significant transaction and adding this exceptionally well-located portfolio to our operating platform.”
Over-subscribed Debt Offerings Underscore Confidence in Archstone-Smith’s Strategy
Archstone-Smith completed a $300 million unsecured debt offering in May, which was recently re-opened and increased by $200 million to a total of $500 million. “These debt offerings were dramatically oversubscribed, further validating the strength of our strategy and operating performance, as well as our commitment to maintain a strong balance sheet and significant financial flexibility,” said Charles E. Mueller, Jr., chief financial officer. The notes mature in May 2015, and have an all-in cost of approximately 5.3%. Proceeds from the offerings provide the financial capacity to close the company’s Oakwood acquisition. Currently, Archstone-Smith has approximately $705 million of liquidity, including cash, restricted cash in escrows and capacity on its unsecured credit facilities.
Archstone-Smith’s second quarter 2005 results include the following items: (i) operating community sales gains from Ameriton, the company’s wholly owned subsidiary, which contributed $7.7 million, or $0.034 per share, to Archstone-Smith’s second quarter EPS and $5.8 million, or $0.026 per share, to second quarter FFO; (ii) a positive adjustment of $2.4 million, or $0.011 per share, to the gain from the sale of its interest in Rent.com to eBay, which closed in February 2005; (iii) a $1.8 million gain, or $0.008 per share, from the sale of previously acquired stock in another real estate company; and (iv) insurance recoveries of $2.5 million, or $0.011 per share, associated with hurricane damage in 2004. In addition, the company incurred total expenses of $4.5 million, or $0.02 per share, related to the settlement of the Fair Housing Act (FHA) and Americans with Disabilities Act (ADA) lawsuit and other litigation costs. Archstone-Smith believes that a substantial portion of these costs will be recovered from its insurance carriers, although the amount is not quantifiable at this time. The company is, and has always been, fully committed to upholding the goals and objectives of the FHA and ADA.
Archstone-Smith Declares 120th Consecutive Common Share Dividend
Archstone-Smith also announced that its Board declared the company’s 120th consecutive quarterly common share dividend. The company will pay a dividend of $0.4325 per common share payable on August 31, 2005 to shareholders of record as of August 17, 2005. On an annualized basis, this represents a dividend of $1.73 per common share.
Archstone-Smith (NYSE: ASN) is a recognized leader in apartment investment and operations. With a current total market capitalization of $13.7 billion, Archstone-Smith owns and operates an irreplaceable portfolio of high-rise and garden apartment communities concentrated in many of the most desirable neighborhoods in the Washington, D.C. metropolitan area, Southern California, the San Francisco Bay area, the New York City metropolitan area, Boston, Southeast Florida, Chicago and Seattle. The company continually upgrades the quality of its portfolio through the selective sale of assets, using proceeds to fund investments with even better growth prospects. Through its two brands, Archstone and Charles E. Smith, Archstone-Smith strives to provide great apartments and great service to its customers — backed by unconditional service guarantees. As of June 30, 2005, Archstone-Smith owned or had an ownership position in 227 communities, representing 78,038 units, including units under construction.
—more—

Archstone-Smith Announces 2Q05 Results

Archstone-Smith, an S&P 500 company, was recognized as one of America’s Most Admired Companies for 2004 by Fortune Magazine and ranks 991 on the Forbes 2000 List, the magazine’s comprehensive ranking of the world’s largest companies, for 2005. In addition, the company was recognized as Company of the Year by Colorado Biz Magazine. To find out more, visit ArchstoneSmith.com.
# # #
Archstone-Smith’s second quarter 2005 full financials and archived press releases are available on its web site at www.ArchstoneSmith.com or may be obtained by calling (800) 982-9293.
In addition to historical information, this press release and quarterly supplemental information contain forward-looking statements and information under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which Archstone-Smith operates, management’s beliefs and assumptions made by management. While Archstone-Smith management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. As such, these statements and information are not guarantees of future performance, and actual operating results may differ materially from what is expressed or forecasted in this press release and supplemental information. See “Risk Factors” in Archstone-Smith’s 2004 Annual Report on Form 10-K for factors which could affect Archstone-Smith’s future financial performance.

Second Quarter 2005

Financial Highlights

In thousands, except per share amounts and percentages

	Three Months Ended June 30,			Six Months Ended June 30,
	2005	2004	% Change	2005	2004	% Change

Operating Performance

Net Earnings Attributable to Common Shares — Diluted	$54,777	$76,961	(28.8%)	$119,209	$176,271	(32.4%)

Per Share Results:
Net Earnings	$0.27	$0.39	(30.8%)	$0.59	$0.89	(33.7%)
Funds from Operations with Gains/Losses (1)	$0.49	$0.59	(16.9%)	$0.98	$1.26	(22.2%)
Funds from Operations (FFO) (2)	$0.46	$0.51	(9.8%)	$0.92	$1.02	(9.8%)

Cash Distributions per Common Share	$0.4325	$0.43	0.6%	$0.8650	$0.86	0.6%

	June 30,	December 31,
Financial Position	2005	2004

Assets
Real Estate (Including Held for Sale Before Depreciation)	$9,273,070	$9,221,038
Total Assets (Net of Accumulated Depreciation)	$8,947,326	$9,066,044

Debt
Long Term Debt (Including Held for Sale)	$4,139,730	$4,130,637
Total Debt	$4,139,730	$4,149,637

Leverage Ratios
Long Term Debt/Long Term Undepreciated Book Capitalization (3)	43.6%	43.5%
Total Debt/Total Undepreciated Book Capitalization (3)	43.6%	43.7%

Equity Market Capitalization (4)
Common Shares and Units	$8,625,391	$8,529,180
Perpetual Preferred Shares and Units	50,000	70,000

Total Equity Market Capitalization	$8,675,391	$8,599,180

Total Market Capitalization (5)	$12,815,121	$12,748,817

Fully Converted Shares (6)	224,600	224,240

NOTES

(1)	Calculated as FFO (defined below) plus Gross Gains/Losses from the disposition of real estate investments. Gross Gains/Losses from the disposition of real estate investments is defined as net sales proceeds less the gross investment basis of the asset before accumulated depreciation and impairment for possible loss on real estate investments. Joint venture gain/loss deferrals required under GAAP have also been excluded from Gross Gains/Losses. We consider FFO with Gains/Losses to be a meaningful supplemental measure of performance because the continued recycling of capital is a fundamental component of our business strategy, and Gross Gains/Losses from the disposition of real estate investments demonstrates the results of our investment activity. FFO with Gains/Losses is not intended to be a measure of cash flow or liquidity. See page 5 for a reconciliation of Net Earnings to FFO with Gains/Losses.

(2)	FFO is calculated in accordance with the FFO definition from NAREIT’s October 1999 White Paper (as amended in April 2002), which includes gains from the sale of taxable REIT subsidiary assets. We believe that GAAP Net Earnings remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with GAAP net earnings. We acknowledge that FFO is an appropriate supplemental measure when comparing our results of operations to other companies because it is a recognized measure of performance by the REIT industry. It excludes gains/losses from the sale of depreciable real estate and real estate depreciation expense. FFO is not intended to be a measure of cash flow or liquidity. See page 5 for a reconciliation of Net Earnings to FFO.

(3)	Represents total long term debt or total debt divided by the sum of the book value of shareholders’ equity, applicable debt, minority interest and accumulated depreciation, respectively.

(4)	Reflects the market capitalization based on the closing share price on the last trading day of the period for publicly traded securities and liquidation value of private securities. See detailed market capitalization calculation on page 13.

(5)	Represents the book value of Total Debt plus Total Equity Market Capitalization.

(6)	Represents total common shares and operating partnership units outstanding at the end of the period, plus stock options using the treasury stock method.

Second Quarter 2005

Statements of Earnings
In thousands, except per share amounts

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Revenues:
Rental Revenues	$226,375	$198,911	$446,291	$389,526
Other Income	6,848	5,209	11,975	8,906

	233,223	204,120	458,266	398,432

Expenses:
Rental Expenses	56,700	49,454	115,261	97,480
Real Estate Taxes	22,644	19,328	45,280	38,031
Depreciation on Real Estate Investments (1)	54,832	47,419	108,609	91,979

Gross Interest Expense	55,593	43,156	111,308	85,612
Capitalized Interest	(9,263)	(5,432)	(17,482)	(11,347)

Net Interest Expense	46,330	37,724	93,826	74,265

General and Administrative	13,755	12,092	28,044	24,525
Other Expense	7,390	900	28,472	2,124

	201,651	166,917	419,492	328,404

Earnings from Operations	31,572	37,203	38,774	70,028

Plus:
Income/(Loss) from Unconsolidated Entities (2)	5,794	7,354	16,911	12,630
Other Non-Operating Income	4,778	9,951	28,783	20,461
Less:
Minority Interest — Series E, F and G Perpetual Preferred Units	—	1,316	741	2,632
Minority Interest — Convertible Operating Trust Units	4,451	5,601	8,809	10,315

Net Earnings before Discontinued Operations	37,693	47,591	74,918	90,172
Plus: Net Earnings from Discontinued Operations (3)	18,009	32,471	46,140	90,062

Net Earnings	55,702	80,062	121,058	180,234
Less: Preferred Share Dividends	958	3,143	1,915	6,274

Net Earnings Attributable to Common Shares — Basic	54,744	76,919	119,143	173,960
Add Back (dilutive securities only):
Minority Interest	33	42	66	103
Convertible Preferred Share Dividends	—	—	—	2,208

Net Earnings Attributable to Common Shares — Diluted	$54,777	$76,961	$119,209	$176,271

Diluted Weighted Average Common Shares Outstanding — Net Earnings	200,093	196,187	200,668	198,574

Diluted Earnings per Common Share (4)	$0.27	$0.39	$0.59	$0.89

Funds From Operations Reconciliation:

Net Earnings Attributable to Common Shares — Diluted	$54,777	$76,961	$119,209	$176,271
Depreciation on Real Estate Investments	56,531	54,538	113,505	108,309
Depreciation on Real Estate Investments — Unconsolidated Entities	3,468	2,511	5,034	5,424
Gains from Disposition of Depreciable REIT Investments	(13,405)	(29,169)	(39,559)	(78,969)
Gains from Disposition of Unconsolidated Depreciable REIT Investments	(935)	—	(4,412)	—
Convertible Preferred Share Dividends	—	1,104	—	—
Debt Extinguishment Costs Related to Dispositions	—	—	5,058	908
Minority Interest	(4,606)	(2,883)	(7,869)	(3,592)
Other (5)	(2,823)	(1,793)	(6,198)	(5,632)

Funds From Operations Attributable to Common Shares — Diluted	93,007	101,269	184,768	202,719
Gross Gains on the Disposition of Real Estate Investments (6)	5,535	18,521	12,656	53,001
Minority Interest	(595)	(2,040)	(1,357)	(5,907)

Funds From Operations with Gains/Losses Attributable to Common Shares — Diluted	$97,947	$117,750	$196,067	$249,813

Diluted Weighted Average Common Shares Outstanding:	200,093	196,187	200,668	198,574
Net Earnings, FFO and FFO with Gains/Losses	—	2,583	—	—

Assumed Conversion of Preferred Shares into Common Shares	200,093	198,770	200,668	198,574
Diluted Weighted Average Common Shares Outstanding — FFO	—	—	—	—

Assumed Conversion of Preferred Shares into Common Shares	200,093	198,770	200,668	198,574

Diluted Weighted Average Common Shares Outstanding — FFO with Gains/Losses

Per Share Amounts (4)
Funds From Operations — Diluted	$0.46	$0.51	$0.92	$1.02

Funds From Operations with Gains/Losses — Diluted	$0.49	$0.59	$0.98	$1.26

Quarterly Cash Distributions per Common Share	$0.4325	$0.43	$0.8650	$0.86

See notes on following page.

Second Quarter 2005

Statements of Earnings (continued)
In thousands, except per share amounts

NOTES

(1)	Includes amortization expense associated with intangible assets obtained in connection with operating community acquisitions.

(2)	Includes gains from the sale of unconsolidated operating communities.

(3)	The following amounts reflect net earnings from real estate investments designated as held for sale or sold, including net gains (losses) on any of these communities actually sold.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Composition of Net Earnings from Discontinued Operations:
Rental Revenues — Communities Sold	$3,086	$39,345	$8,942	$79,678
Rental Expenses — Communities Sold	(1,068)	(13,100)	(3,738)	(26,718)
Real Estate Taxes — Communities Sold	(228)	(5,124)	(533)	(10,442)

Net Operating Income — Communities Sold	1,790	21,121	4,671	42,518

Rental Revenues — Communities Held for Sale	9,236	8,161	18,319	16,108
Rental Expenses — Communities Held for Sale	(2,978)	(2,354)	(5,613)	(4,538)
Real Estate Taxes — Communities Held for Sale	(1,036)	(797)	(1,990)	(1,592)

Net Operating Income — Communities Held for Sale	5,222	5,010	10,716	9,978

Depreciation on Real Estate Investments	(1,699)	(7,119)	(4,896)	(16,330)
Interest, net	(3,681)	(13,057)	(7,536)	(26,688)
Income Taxes from Taxable REIT Subsidiaries	(1,453)	(166)	(6,120)	(278)
Debt Extinguishment Costs Related to Dispositions	(331)	(212)	(5,389)	(1,120)
Allocation of Minority Interest	(2,181)	(4,092)	(5,568)	(11,500)
Gains on Disposition of Taxable REIT Subsidiary Operating Communities, net (a)	6,937	1,817	20,703	14,513
Archstone-Smith Gains on Disposition of REIT Real Estate Investments, net	13,405	29,169	39,559	78,969

Net Earnings from Discontinued Operations	$18,009	$32,471	$46,140	$90,062

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

(a) Gains on Disposition of Taxable REIT Subsidiary Operating Communities, net per GAAP	$6,937	$1,817	$20,703	$14,513
Ameriton Joint Venture Gains on Disposition of Operating Communities, net per GAAP	5,034	3,769	12,901	7,047

Total Gains, net per GAAP	11,971	5,586	33,604	21,560
Accumulated Depreciation and Income Taxes Attributable to Dispositions	(6,146)	(2,279)	(15,799)	(5,617)

FFO Impact of Gains, before minority interest	5,825	3,307	17,805	15,943
Minority Interest Attributable to Dispositions	(626)	(364)	(1,905)	(1,777)

FFO Impact of Gains, after minority interest	$5,199	$2,943	$15,900	$14,166

(4)	As of June 30, 2005, the REIT (Archstone-Smith Trust) owned approximately 89.2% of the Operating Trust’s (Archstone-Smith Operating Trust) outstanding common units and the remaining 10.8% were owned by minority interest holders. Per share amounts for each period presented will always be the same for the REIT and the Operating Trust, as the economics of the minority interest holders are the same as those of the common shareholders and, therefore, both the numerator and denominator must be adjusted to reflect the assumed conversion of all outstanding Operating Trust units.

(5)	Represents accumulated depreciation on taxable REIT subsidiary gains and tax impact on applicable FFO adjustments.

(6)	The following is a reconciliation of GAAP Gains/Losses from the Disposition of Real Estate Investments to Gross Gains/Losses from the Disposition of Real Estate Investments (see page 4 for a definition of Gross Gains/Losses and why we believe it is a meaningful measure):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

GAAP Gains from the Disposition of depreciable Real Estate Investments	13,405	$29,169	39,559	$78,969
Less: Accumulated Depreciation	(7,870)	(10,648)	(26,903)	(25,968)

Gross Gains from the Disposition of depreciable Real Estate Investments	$5,535	$18,521	$12,656	$53,001

Second Quarter 2005

Balance Sheets

In thousands

	June 30,	December 31,
	2005	2004

Assets
Real Estate (1)	$8,872,304	$8,842,611
Real Estate — Held for Sale (1) (2)	400,766	378,427
Less: Accumulated Depreciation	841,539	763,542

	8,431,531	8,457,496

Investments In and Advances to Unconsolidated Entities	124,598	111,481

Net Investments (3)	8,556,129	8,568,977

Cash and Cash Equivalents	12,765	203,255
Restricted Cash in Tax-Deferred Exchange and Bond Escrow	124,041	120,095
Other Assets	254,391	173,717

Total Assets	$8,947,326	$9,066,044

Liabilities and Shareholders’ Equity

Liabilities:
Unsecured Credit Facilities	$—	$19,000
Long Term Unsecured Debt	2,379,209	2,099,132
Mortgages Payable (4)	1,742,872	2,013,730
Mortgages Payable — Held for Sale (2) (4)	17,649	17,775
Payables, Accrued Expenses and Other Liabilities	283,503	325,131

Total Liabilities	4,423,233	4,474,768

Minority Interest:
Series E and G Perpetual Preferred Units	—	19,522
Operating Trust Units/Other	488,349	478,576

	488,349	498,098

Shareholders’ Equity:
Series I Cumulative Perpetual Preferred Shares	50,000	50,000
Common Shares, $0.01 Par Value	1,993	1,996
Additional Paid-In Capital and Other Comprehensive Income/(Loss)	4,018,527	4,021,688
Retained (Loss)/Earnings	(34,776)	19,494

Total Shareholders’ Equity	4,035,744	4,093,178

Total Liabilities and Shareholders’ Equity	$8,947,326	$9,066,044

NOTES

(1)	The change in investments in real estate (including assets held for sale) at cost, consisted of the following:

Balance at December 31, 2004	$9,221,038
Acquisition-Related Expenditures	286,311
Redevelopment Expenditures	23,465
Recurring Capital Expenditures	16,676
Development Expenditures, excluding initial acquisition costs	152,895
Dispositions	(435,284)

Net Apartment Community Activity	44,063
Change in Other Real Estate Assets	7,969

Balance at June 30, 2005	$9,273,070

(2)	Income from assets held for sale is included in Net Earnings from Discontinued Operations, as reflected on the Statement of Earnings.

(3)	Includes $592.7 million and $595.4 million of Ameriton real estate assets as of June 30, 2005 and December 31, 2004, respectively.

(4)	Includes a total of $49.0 million and $103.9 million of Ameriton third party debt as of June 30, 2005 and December 31, 2004, respectively.

Second Quarter 2005

Geographic Distribution by Market (1)

Core Markets
Washington D.C. Metropolitan Area (2)	39.0%
Southern California (2)	21.2%
San Francisco Bay Area, California	8.4%
New York City Metropolitan Area (2)	5.0%
Boston, Massachusetts (2)	4.8%
Southeast Florida (2)	4.7%
Chicago, Illinois (2)	4.6%
Seattle, Washington	3.3%

Total Core Markets	91.0%

Non-Core Markets
Denver, Colorado	1.9%
Atlanta, Georgia	1.7%
Houston, Texas	1.2%
Raleigh, North Carolina	1.1%
Phoenix, Arizona	1.0%
Other (3)	2.1%

Total Non-Core Markets	9.0%

Total All Markets	100.0%

Total Garden	62.8%

Total High-Rise	37.2%

NOTES

(1)	Represents the geographic distribution of communities owned as of June 30, 2005 based on net operating income (NOI) for the three months ended June 30, 2005, excluding amounts associated with the communities that are owned by Ameriton. See footnote 2 on page 10 for a reconciliation of NOI to earnings from operations and an explanation as to why we believe NOI is a useful measure.

(2)	The distribution between high-rise properties and garden communities follows (all expressed as a percentage of total NOI). High-rise category includes mid-rise communities with 5 or more above-ground floors:

	High-Rise	Garden	Total
Washington D.C. Metropolitan Area	23.8%	15.2%	39.0%
Southern California	2.4%	18.8%	21.2%
New York City Metropolitan Area	4.5%	0.5%	5.0%
Boston, Massachusetts	1.8%	3.0%	4.8%
Southeast Florida	0.3%	4.4%	4.7%
Chicago, Illinois	4.4%	0.2%	4.6%

(3)	Includes markets that represent less than 1.0% of NOI.

Second Quarter 2005

Operating Performance Summary (1)

Year-Over-Year Same Store Performance

	Revenue Growth		Operating Expense Growth		Net Operating Income
	Q2 2005 vs.	YTD 2005 vs.	Q2 2005 vs.	YTD 2005 vs.	Q2 2005 vs.	YTD 2005 vs.
	Q2 2004	YTD 2004	Q2 2004	YTD 2004	Q2 2004	YTD 2004

Same Store Communities:
Garden Communities	2.9%	2.6%	3.7%	3.9%	2.5%	1.9%

High-Rise Properties	2.8%	3.1%	4.8%	8.4%	1.7%	0.1%

Total Portfolio	2.9%	2.8%	4.2%	5.7%	2.2%	1.2%

	Average Physical		Property Operating		Potential Effective Rent
	Occupancy(3)		Margin (4)		Per Unit (5)

	Q2 2005	Q2 2004	Q2 2005	Q2 2004	Q2 2005	Q2 2004

Same Store Communities:
Garden Communities	95.9%	96.0%	66.3%	66.6%	$1,121	$1,094

High-Rise Properties	95.7%	95.6%	64.1%	64.8%	$1,568	$1,523

Total Portfolio	95.9%	95.9%	65.4%	65.9%	$1,256	$1,224

	Revenue Growth		Operating Expense Growth		Net Operating Income		Average Physical
					Growth/(Decline) (2)		Occupancy
	Q2 2005 vs.	YTD 2005 vs.	Q2 2005 vs.	YTD 2005 vs.	Q2 2005 vs.	YTD 2005 vs.
	Q2 2004	YTD 2004	Q2 2004	YTD 2004	Q2 2004	YTD 2004	Q2 2005	YTD 2005

Same Store Core Markets: (6)
Washington D.C. Metropolitan Area	2.9%	3.2%	3.8%	7.9%	2.5%	1.0%	96.2%	95.9%

Southern California	3.0%	3.0%	2.9%	4.4%	3.1%	2.3%	95.9%	95.7%

San Francisco Bay Area, California	1.8%	1.0%	6.5%	2.5%	(0.2%)	0.3%	95.6%	95.2%

New York City Metropolitan Area	6.9%	8.5%	7.6%	8.1%	6.7%	8.6%	97.5%	96.7%

Boston, Massachusetts	1.0%	0.9%	2.2%	5.4%	0.5%	(1.2%)	97.4%	97.3%

Southeast Florida	4.5%	2.7%	6.1%	4.3%	3.3%	1.4%	96.9%	96.4%

Chicago, Illinois	3.3%	3.6%	6.4%	5.4%	0.3%	1.7%	94.2%	93.7%

Seattle, Washington	2.7%	1.8%	3.1%	2.9%	2.5%	1.1%	96.2%	95.0%

Total Core Markets	2.9%	2.9%	4.3%	6.0%	2.3%	1.3%	96.0%	95.7%

Sequential Same Store Performance

		Operating
		Expense
		Growth/	Net Operating
	Revenue Growth	(Decline)	Income Growth (2)
	Q2 2005 vs.	Q2 2005 vs.	Q2 2005 vs.
	Q1 2005	Q1 2005	Q1 2005
Sequential Same Store Communities:
Garden Communities	2.1%	(0.7%)	3.6%

High-Rise Properties	1.2%	(5.4%)	5.3%

Total Portfolio	1.8%	(2.6%)	4.2%

Sequential Same Store Core Markets: (7)
Washington D.C. Metropolitan Area	1.7%	(6.7%)	6.1%

Southern California	2.3%	(0.7%)	3.7%

San Francisco Bay Area, California	2.0%	3.1%	1.5%

New York City Metropolitan Area	0.1%	(4.3%)	1.9%

Boston, Massachusetts	0.4%	(5.4%)	3.4%

Southeast Florida	4.1%	0.5%	6.7%

Chicago, Illinois	1.5%	(1.9%)	5.2%

Seattle, Washington	2.6%	3.8%	2.0%

Total Core Markets	1.8%	(3.2%)	4.6%

See notes on following page.

Second Quarter 2005

Operating Performance Summary (continued)

NOTES

(1)	Same Store Communities (excluding communities owned by Ameriton, due to their short-term holding periods):

- Q2 2005 vs. Q2 2004 represents 148 apartment communities (51,527 units) that were fully operational during the entire three months ended June 30, 2005 and 2004, respectively. Excludes 19 apartment communities (6,203 units) which were not eligible for inclusion due to (i) recent acquisition or development, (ii) major redevelopment, or (iii) a significant number of non-operational units (fires, floods, etc.).

- YTD 2005 vs. YTD 2004 represents 145 apartment communities (50,851 units) that were fully operational during the entire six months ended June 30, 2005 and 2004, respectively. Excludes 22 apartment communities (6,879 units) which were not eligible for inclusion due to (i) recent acquisition or development, (ii) major redevelopment, or (iii) a significant number of non-operational units (fires, floods, etc.).

- Q2 2005 vs Q1 2005 Sequential Same Store Communities represents 159 apartment communities (55,295 units) that were fully operational during the three months ended June 30, 2005 and March 31, 2005, respectively. Excludes 8 apartment communities (2,435 units) which were not eligible for inclusion due to (i) recent acquisition or development, (ii) major redevelopment, or (iii) a significant number of non-operational units (fires, floods, etc.).

(2)	Net Operating Income (NOI) is defined as rental revenues less rental expenses and real estate taxes. We rely on NOI for purposes of making decisions about resource allocations and assessing segment performance. We also believe NOI is a valuable means of comparing period-to-period property performance. The following is a reconciliation of Same Store NOI to Earnings from Operations:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Same Store NOI	$130,167	$127,390	$249,136	$246,167
Non-Same Store NOI, including Ameriton properties	23,876	28,870	52,001	60,344
NOI Classified as Discontinued Operations — Communities Sold	(1,790)	(21,121)	(4,671)	(42,518)
NOI Classified as Discontinued Operations — Communities Held for Sale	(5,222)	(5,010)	(10,716)	(9,978)

Net Operating Income	147,031	130,129	285,750	254,015
Other Income	6,848	5,209	11,975	8,906
Depreciation on Real Estate Investments	(54,832)	(47,419)	(108,609)	(91,979)
Interest Expense	(46,330)	(37,724)	(93,826)	(74,265)
General and Administrative Expense	(13,755)	(12,092)	(28,044)	(24,525)
Other Expense	(7,390)	(900)	(28,472)	(2,124)

Earnings from Operations	$31,572	$37,203	$38,774	$70,028

(3)	The average physical occupancy for the entire operating portfolio, excluding the Ameriton portfolio and including non-same store communities, was 95.1% for Q2 2005.

(4)	Property Operating Margin is defined as rental revenues less rental expenses and real estate taxes, divided by rental revenues.

(5)	Potential Effective Rent Per Unit is defined as the average rent per unit net of concessions and loss to lease but before vacancy loss and bad debt costs for leases in place. The Potential Effective Rent Per Unit (weighted by units) for the entire operating portfolio, excluding the Ameriton portfolio, during the second quarter of 2005 was $1,161 for the garden communities, $1,600 for the high-rise communities and $1,293 for the total portfolio.

(6)	The units and dollar amounts for the Q2 2005 same store communities in our core markets are as follows:

	Units		Revenues		Operating Expenses		Net Operating Income
	Q2 2005	YTD 2005	Q2 2005	YTD 2005	Q2 2005	YTD 2005	Q2 2005	YTD 2005

Core Markets:
Washington D.C. Metropolitan Area	18,507	18,193	$82,423	$160,023	$26,044	$52,995	$56,379	$107,028
Southern California	7,999	7,999	30,793	61,123	9,565	19,079	21,228	42,044
San Francisco Bay Area, California	4,735	4,735	18,184	36,009	5,782	11,392	12,402	24,617
New York City Metropolitan Area	920	666	7,683	10,973	2,099	3,048	5,584	7,925
Boston, Massachusetts	1,897	1,897	9,884	19,734	3,197	6,578	6,687	13,156
Southeast Florida	1,806	1,806	6,305	12,389	2,721	5,473	3,584	6,916
Chicago, Illinois	3,153	3,153	13,900	27,598	7,039	14,215	6,861	13,383
Seattle, Washington	2,808	2,700	7,460	14,085	2,649	5,106	4,811	8,979

Total	41,825	41,149	$176,632	$341,934	$59,096	$117,886	$117,536	$224,048

(7)	The units and dollar amounts for the Q2 2005 sequential same store communities in our core markets are as follows:

				Net
			Operating	Operating
	Units	Revenues	Expenses	Income

Core Markets:
Washington D.C. Metropolitan Area	18,738	$83,800	$26,594	$57,206
Southern California	9,182	37,398	11,620	25,778
San Francisco Bay Area, California	4,735	18,184	5,782	12,402
New York City Metropolitan Area	1,222	10,022	2,728	7,294
Boston, Massachusetts	1,897	9,884	3,197	6,687
Southeast Florida	3,278	11,680	4,697	6,983
Chicago, Illinois	3,153	13,900	7,039	6,861
Seattle, Washington	2,808	7,460	2,649	4,811

Total	45,013	$192,328	$64,306	$128,022

Second Quarter 2005

Investment Summaries

Dollar amounts in thousands, except cost per unit amounts

	March 31,	June 30,
Archstone-Smith Operating Apartment Communities	2005	2005

Garden:
Communities	122	120
Units	41,094	40,366
Total Investment (1)	$4,835,042	$4,754,644
Cost per Unit	$117,658	$117,788

High-Rise:
Communities	47	47
Units	17,364	17,364
Total Investment (1)	$3,456,883	$3,456,908
Cost per Unit	$199,083	$199,085

Total Portfolio:
Communities	169	167
Units	58,458	57,730
Total Investment (1)	$8,291,925	$8,211,552
Cost per Unit	$141,844	$142,241

Archstone-Smith Total Portfolio Capital Expenditures - Cost per Unit:	Q1 2005	Q2 2005	YTD 2005

Acquisition Related Expenditures	$9	$21	$30

Redevelopment Expenditures	$183	$230	$414

Recurring Capital Expenditures	$103	$183	$288

Archstone-Smith Apartment Acquisitions

Communities	2	—	2
Units	508	—	508
Total Investment (1)	$153,833	—	$153,833
Cost per Unit	$302,821	—	$302,821

Archstone-Smith Apartment Dispositions

Communities (2)	2	2	4
Units	1,121	728	1,849
Gross Sales Proceeds	$158,000	$87,800	$245,800
GAAP Gains	$26,154	$13,405	$39,559
Gross Gains (3)	$7,121	$5,535	$12,656
Unleveraged IRR (4)	7.5%	7.9%	7.6%

Ameriton Apartment Investment Summary

	As of June 30, 2005
				Total Expected
	Communities	Units	Gross Book Basis	Investment

Operating Communities	9	2,867	$320,806	$334,175
Communities Under Construction and In Planning	14	4,333	238,413	683,261
Equity in Joint Ventures (5)	6	613	33,529	N/A

Ameriton Totals	29	7,813	$592,748	$1,017,436

NOTES

(1)	For development communities, represents the total expected investment at completion. For operating communities, represents total investment plus planned capital expenditures.

(2)	Dispositions in the six months ending June 30, 2005 include 3 communities in Chicago, Illinois: Plaza 440 (457 units), Arlington Heights (240 units) and Archstone Willowbrook (488 units) and one community in Atlanta, Georgia: Archstone Roswell (664 units).

(3)	See page 4 for a definition of Gross Gains/Losses from the disposition of real estate investments. See page 6 for a reconciliation of GAAP Gains/Losses from the disposition of real estate investments to Gross Gains/Losses from the disposition of real estate investments.

(4)	The unleveraged IRR represents the cash rate of return generated over the investment holding period on Archstone-Smith’s invested capital.

(5)	Represents Ameriton’s GAAP basis in unconsolidated joint ventures that own operating properties or properties in development.

Second Quarter 2005

Development Summary(1)

Dollar amounts in thousands, except unit and cost per unit amounts

	Q1 2005	Q2 2005	YTD 2005

Starts During Period
Communities	1	1	2
Units	204	426	630
Total Investment (2)	$45,784	$193,194	$238,978
Total Cost Per Unit	$224,431	$453,507	$379,330

Completions During Period
Communities	2	—	2
Units	585	—	585
Total Investment (2)	$120,230	—	$120,230
Total Cost Per Unit	$205,521	—	$205,521

Stabilizations During Period (3)
Communities	—	—	—
Units	—	—	—
Total Investment (2)	—	—	—
Total Cost Per Unit	—	—	—

Under Construction at End of Period
Communities	10	11
Units	3,206	3,632
Total Investment (2)	$878,053	$1,073,297
Total Cost Per Unit	$273,878	$295,511
Investment to Date	$475,467	$569,993

In Planning at End of Period
Communities	5	4
Units	2,070	1,644
Total Investment (2)	$723,348	$595,098
Total Cost Per Unit	$349,443	$361,982
Investment to Date	$44,629	$82,518

Development Expenditures During Period	$62,061	$70,574	$132,635

						Actual or
						Expected Date	Expected
		Number of	Investment at	Total		for First Units	Stabilization
Developments Under Construction		Units	6/30/05	Investment (2)	Start Date	(4)	Date	% Leased (5)

Wholly-Owned REIT Communities Under Construction
Community	Location
Garden
Archstone Vanoni Ranch	Ventura, California	316	$51,868	$57,800	Q4/03	Q3/04	Q1/06	75.6%

Archstone Westbury	Long Island, New York	396	76,463	90,133	Q4/03	Q2/05	Q3/06	51.3%

Archstone Del Mar Station	Pasadena, California	347	99,617	138,050	Q4/04	Q1/06	Q4/06	N/A

Archstone Santa Monica II	Santa Monica, California	133	29,304	72,507	Q4/04	Q4/06	Q2/07	N/A

Archstone Reading	Reading, Massachusetts	204	13,473	45,784	Q1/05	Q3/06	Q2/07	N/A

Archstone Warner Center	Los Angeles, California	522	57,355	127,500	Q3/04	Q1/06	Q1/08	N/A

Total Garden		1,918	328,080	531,774

High-Rise
Lofts 590 (Lofts at Crystal Towers)	Washington, D.C.	212	39,052	41,718	Q1/03	Q1/05	Q1/06	61.80%

Dupont Circle	Washington, D.C.	306	57,231	72,045	Q2/04	Q3/05	Q2/06	N/A

Park Essex	Boston, Massachusetts	420	88,029	151,946	Q4/03	Q3/06	Q4/07	N/A

North Point Place I	Cambridge, Massachusetts	426	24,963	193,194	Q2/05	Q4/07	Q3/09	N/A

Total High Rise		1,364	209,275	458,903

Total Wholly-Owned REIT Communities Under Construction		3,282	537,355	990,677

Unconsolidated REIT Joint Venture Communities Under Construction

Presidio View	San Diego, California	350	32,638	82,620	Q3/04	Q1/06	Q4/06	N/A

Total REIT Joint Venture Communities Under Construction		350	32,638	82,620

Total Communities Under Construction		3,632	$569,993	$1,073,297

NOTES

(1)	Excludes Ameriton’s development properties but includes mulitfamily community development activity related to unconsolidated REIT Joint Ventures. In Planning at June 30, 2005 includes 1,059 units related to a $412.1 million unconsolidated development. At June 30, 2005, Archstone-Smith’s investment in unconsolidated REIT development Joint Ventures was $60.2 million.

(2)	For development and in planning communities, represents the total expected investment at completion.

(3)	Stabilizations During Period: Generally defined as completed development communities achieving approximately 93% occupancy.

(4)	Represents the quarter that the first completed units were delivered (or are expected to be delivered).

(5)	The percentage leased is based on leased units divided by total number of units in the community (completed and under construction) as of June 30, 2005. “N/A” is shown where Lease-Up has not yet commenced. Archstone-Smith begins leasing units prior to completion of the units.

Second Quarter 2005

Capitalization Summary

In thousands, except per share amounts

Preferred Shares

	Shares/Units		Annual
	Outstanding at	Liquidation	Dividend Per	Redemption
Description	June 30, 2005	Preference	Share	Date (1)
Perpetual Preferred Shares:
Series I Preferred Shares	0.5	$100,000	$7,660	February 2028

	June 30,	December 31,
Market Capitalization	2005	2004

Common Shares and Units:
Common Shares (public)	199,304	199,577
Convertible Operating Trust Units	24,036	23,117

Total Common Shares and Operating Partnership Units	223,340	222,694
Closing Share Price	$38.62	$38.30

Market Capitalization of Common Shares and Units	$8,625,391	$8,529,180

Liquidation Value of Series E, G and I Perpetual Preferred Units and Shares (private) (2)	$50,000	$70,000

Total Equity Market Capitalization	$8,675,391	$8,599,180

Book Value of Total Debt	$4,139,730	$4,149,637

Total Market Capitalization	$12,815,121	$12,748,817

NOTES

(1)	Securities are redeemable at the option of Archstone-Smith, not the holder, beginning in the month noted.

(2)	200 Series E Preferred Units were redeemed in February 2005 and 600 Series G Preferred Units were redeemed in March 2005.

Second Quarter 2005

Debt Summary

Dollar amounts in thousands

	Outstanding Balance at			Weighted Average
	June 30,	December 31,	Effective Interest	Remaining Life to
	2005	2004	Rate (1)	Maturity (years)

Unsecured Floating Rate Debt:
Revolving Credit Facilities	$—	$19,000	3.1%	3.5
Tax-Exempt Debt	78,502	79,525	3.1%	18.1

	78,502	98,525	3.1%	18.1

Secured Floating Rate Debt:
Tax-Exempt Debt	495,381	508,923	2.7%	21.7
Construction Loans	—	40,868	N/A	N/A
Conventional Mortgages	21,705	21,705	3.5%	3.4

	517,086	571,496	2.7%	21.0

Unsecured Fixed Rate Debt:
Long-Term Debt	2,300,707	2,019,607	6.3%	5.5

Secured Fixed Rate Debt:
Conventional Mortgages	1,223,510	1,439,558	6.3%	5.1
Other Secured Debt	19,925	20,451	5.0%	18.0

	1,243,435	1,460,009	6.3%	5.3

Total Debt Outstanding at end of Period	$4,139,730	$4,149,637	5.8%	7.5

Debt Maturity Schedule — Long Term Debt

	Long Term Unsecured Debt		Mortgages Payable
	Regularly		Regularly
	Scheduled		Scheduled				Maturities as a %
	Principal	Final Maturities	Principal	Final Maturities		Effective Interest	of Total Market
	Amortization	and Other	Amortization	and Other	Total	Rate (1)	Capitalization
2005	$12,500	$220,000	$5,305	$4,619	$242,424	8.2%	1.9%
2006	31,250	20,000	9,272	224,215	284,737	6.1%	2.2%
2007	31,250	355,000	9,766	144,338	540,354	5.4%	4.2%
2008	31,250	302,123	9,939	79,657	422,969	4.4%	3.3%
2009	51,250	30,915	9,745	202,212	294,122	6.7%	2.3%
2010	43,750	20,000	9,765	61,398	134,913	6.7%	1.1%
Thereafter	302,500	927,421	235,279	755,011	2,220,211	5.7%	17.3%

Total	$503,750	$1,875,459	$289,071	$1,471,450	$4,139,730	5.8%	32.3%

Leverage and Coverage Ratios (3)

Information as of June 30, 2005 except for coverage ratios which are computed based on the six months ended June 30, 2005

Long-Term Floating Rate Debt (excludes revolving credit facilities) as a Percentage of Long-Term Debt	14.4%
Total Floating Rate Debt as a Percentage of Total Debt	14.4%
Archstone-Smith’s Pro-rata Share of Unconsolidated Debt (2)	$341,531
Unencumbered Assets (undepreciated book value of real estate and all cash)	$5,966,311

Long Term Debt/Long Term Undepreciated Book Capitalization (7)	43.6%
Total Debt/Total Undepreciated Book Capitalization (7)	43.6%

	Archstone-Smith Gains on Disposition of Real Estate Investments:
	Including	Excluding
Interest Coverage Ratio (4)	3.5	3.2
Debt Service Ratio (5)	3.4	3.0
Fixed Charge Ratio (6)	3.5	3.1

NOTES

(1)	Includes the effect of loan cost amortization, credit enhancement fees, fair value hedges and other ongoing fees and expenses, where applicable, for the six months ended June 30, 2005.

(2)	Represents Archstone-Smith’s pro-rata portion of the joint ventures’ debt based on our percentage of equity in the joint venture at June 30, 2005.

(3)	Coverage ratio calculations are based on EBITDA and EBITDA without gains. We believe that EBITDA and EBITDA without gains are useful supplemental measures to be used in the calculation of our coverage ratios. These coverage ratios provide investors and rating agencies additional means of comparing our financial condition to other companies. EBITDA and EBITDA without gains do not represent net earnings or cash from operating activities that are computed in accordance with GAAP and are not indicative of cash available to fund cash needs. We define EBITDA as net earnings before interest expense, income taxes, minority interest, depreciation and amortization. EBITDA without gains excludes Archstone-Smith gains on the disposition of depreciable REIT real estate investments (includes gains from taxable REIT subsidiaries). The following is a reconciliation of net earnings to EBITDA and EBITDA without gains:

YTD 2005
Net Earnings	$121,058
Interest Expense, net	101,362
Income Taxes on Taxable REIT Subsidiaries	8,128
Minority Interest	15,118
Depreciation Expense	113,505

EBITDA	359,171
Less: Archstone-Smith Gains on Dispositions of Depreciable REIT Real Estate	(39,559)

EBITDA Without Gains	$319,612

(4)	Calculated as EBITDA, or EBITDA without gains, divided by GAAP interest expense.

(5)	Calculated as EBITDA, or EBITDA without gains, divided by the sum of GAAP interest expense and regularly scheduled principal payments (excluding balloon payments, final maturities and amortization payments on unsecured senior notes).

(6)	Calculated as EBITDA, or EBITDA without gains, divided by the sum of GAAP interest expense and preferred dividend payments.

(7)	Represents total long term debt or total debt divided by the sum of the book value of shareholders’ equity, applicable debt, minority interest and accumulated depreciation, respectively.

Second Quarter 2005

Supplemental Information for Net Asset Value Calculation

In thousands

		Three Months
		Ended
		June 30, 2005

The following information is provided to help facilitate the calculation of Archstone-Smith’s net asset value (including Ameriton).

Income Statement Information

Net Operating Income (NOI)		$147,031
NOI for Assets Held for Sale (1)	5,222
NOI Stabilization Adjustment for Prestabilized Developments(2)	109

Total Adjustments		5,331

Adjusted NOI (60,597 units)		$152,362

Balance Sheet Information (Book Value)

Cash and Restricted Cash		$136,806
Investments in Unconsolidated Entities(3)		163,783
Investments in Communities Under Development/Redevelopment and In Planning — Archstone-Smith (4)		804,773
Investments in Communities Under Development and In Planning — Ameriton(4)		238,413
Other Land		26,173
Other Assets		254,391

Tax-Exempt Debt (5)	573,883
Other Debt	3,565,847
Other Liabilities	283,503

Total Liabilities		4,423,233
Perpetual Preferred Shares (Series I)		50,000

Common Shares Outstanding		199,304
Convertible Operating Trust Units Outstanding		24,036
Stock Options (treasury stock method)		1,260

Fully Converted Shares		224,600

NOTES

(1)	NOI for assets held for sale as of June 30, 2005 is included in discontinued operations. Excludes $1.8 million of NOI associated with assets sold during the three months ended June 30, 2005.

(2)	Represents the difference between actual NOI attributable to communities in lease-up during the three months ended June 30, 2005, and the NOI for the full quarter assuming the underwritten stabilized yield.

(3)	Includes approximately $39.2 million of gains from the sale of communities to unconsolidated joint ventures, which were deferred under GAAP and therefore netted against Investments in Unconsolidated Entities on the Balance Sheet.

(4)	The total expected investment for Archstone-Smith’s and Ameriton’s development pipeline (including communities under construction and in planning) is $1.17 billion and $683.3 million, respectively at June 30, 2005. These amounts exclude Joint Venture development projects as they are included in Investments in Unconsolidated Entities and pursuit costs for investment communitites that are in planning and under control as they are included in other assets.

(5)	Excludes incremental value associated with tax-exempt debt resulting from interest rates that have historically been lower than conventional debt interest rates.